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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

MCEWEN MINING INC.
(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 4750, 181 Bay Street
P.O. Box 792
Toronto, Ontario, Canada M5J 2T3
(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code: (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On October 29, 2012, McEwen Mining Inc. (the "Company") previously announced in a press release and on its Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission (the "SEC") on October 30, 2012, the $60.40 million transferrable rights offerings of the Company (the "McEwen Mining Rights Offering") and McEwen Mining—Minera Andes Acquisition Corp. ("Canadian Exchange Co."), the Company's indirect, wholly-owned Canadian subsidiary (the "Canadian Exchange Co. Rights Offering"), and the related subscription price and offering terms. For information regarding the McEwen Mining Rights Offering, see Item 8.01 below.

        In connection with the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering, the Company and Canadian Exchange Co. have entered into a backstop agreement (the "Backstop Agreement"), dated October 26, 2012, with Mr. Robert R. McEwen ("Mr. McEwen"), the Company's Chairman and Chief Owner. Under the Backstop Agreement, Mr. McEwen has agreed as a shareholder of the Company and Canadian Exchange Co. to subscribe for all of his basic subscription privilege in the McEwen Mining Rights Offering and in the Canadian Exchange Co. Rights Offering, but is prohibited from subscribing to any shares under his over-subscription privilege in the McEwen Mining Rights Offering or in the Canadian Exchange Co. Rights Offering, which will maximize the shares available for purchase by the other shareholders of McEwen Mining and Canadian Exchange Co. Under the Backstop Agreement, if any shares of common stock of the Company ("McEwen Mining common stock") or exchangeable shares of Canadian Exchange Co. ("Exchangeable Shares") remain following the exercise of the basic subscription privilege and the over-subscription privilege in the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering by the other rights holders thereto, respectively, Mr. McEwen has committed to purchase all of the unsubscribed shares of McEwen Mining common stock in the McEwen Mining Rights Offering and all of the unsubscribed Exchangeable Shares in the Canadian Exchange Co. Rights Offering at the same subscription price paid by the rights holders thereunder, respectively, such that the gross proceeds to McEwen Mining and Canadian Exchange Co. from the two rights offerings and the Backstop Agreement, if necessary, will be approximately US$60.40 million. Any shares of McEwen Mining common stock purchased by Mr. McEwen pursuant to the Backstop Agreement will be issued in a private placement transaction, exempt from the registration requirements of the Securities Act of 1933, as amended, and, accordingly, will be restricted securities. The Company expects to enter into a registration rights agreement with Mr. McEwen with respect to all registrable securities to be held by Mr. McEwen, including those purchased pursuant to the Backstop Agreement.

        A copy of the Backstop Agreement is attached hereto as Exhibit 1.01 and its terms are incorporated by reference herein.

Item 8.01    Other Events.

        On October 31, 2012, the Company filed with the SEC the prospectus supplement and accompanying base prospectus (the "Prospectus") relating to the McEwen Mining Rights Offering, which will result in the issuance of up to 19,551,679 shares of McEwen Mining common stock. The Prospectus forms a part of the Company's Registration Statement on Form S-3 (File No. 333-182192) which was filed with the SEC on June 18, 2012 and declared effective by the SEC on August 3, 2012 (the "Registration Statement"). The Company is filing the items included as Exhibits 4.4, 5.1, 8.1, 8.2, 23.1, 23.2 and 23.3 to this Current Report on Form 8-K, each of which relates to the McEwen Mining Rights Offering, for the purpose of incorporating such items as exhibits to the Registration Statement.

Cautionary Statement

        With the exception of historical matters, the matters discussed in the press release include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding current and future exploration and development activities. Factors that could cause actual results to differ materially from projections or estimates include, among others, metal prices, economic and market conditions and future drilling results, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the SEC. Most of these factors are beyond the Company's ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCEWEN MINING INC.
Date: October 31, 2012	By:	/s/ PERRY Y. ING Perry Y. Ing, Vice President and Chief Financial Officer

 Exhibit Index

        The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit
1.01	Backstop Agreement, dated October 26, 2012.
4.4	Form of Subscription Rights Certificate.
5.1	Opinion of Hogan Lovells US LLP regarding matters related to the McEwen Mining Rights Offering.
8.1	Opinion of Hogan Lovells US LLP regarding certain material United States federal income tax considerations related to the McEwen Mining Rights Offering.
8.2	Opinion of Fraser Milner Casgrain LLP regarding certain material Canadian federal income tax considerations related to the McEwen Mining Rights Offering.
23.1	Consent of KPMG LLP, Toronto, Canada
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 and Exhibit 8.1)
23.3	Consent of Fraser Milner Casgrain LLP (included in Exhibit 8.2)

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 8.01 Other Events.
SIGNATURE
Exhibit Index